                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 15, 2006

                              UNION DRILLING, INC.
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             (Exact name of registrant as specified in its charter)

          DELAWARE                       000-51630               16-1537048
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(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
      of incorporation)                                     Identification No.)

   UNION DRILLING, INC.
   SOUTH PITTSBURGH TECHNOLOGY PARK
   3117 WASHINGTON PIKE
   BRIDGEVILLE, PENNSYLVANIA                                 15017
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(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code  (412) 257-9390
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02         ELECTION OF DIRECTOR

On February 15, 2006, the Company's Board of Directors appointed Joseph McHugh, to the Board of Directors. Additionally, the Board of Directors has appointed
Mr. McHugh to the Audit Committee of the Board of Directors replacing Thomas H.
O'Neill. Mr. McHugh will serve as the Chairman of the Audit Committee, replacing
John J. Moon, who will continue to serve as a member of the Audit Committee. The
Board has determined that Mr. McHugh is an "independent" member of the Audit
Committee for purposes of Rule 10A-3(b)(1) of the Exchange Act and for purposes of NASDAQ listing standards. The Board has also determined that Mr. McHugh qualifies as an "audit committee financial expert."

After the appointment of Mr. McHugh to the Audit Committee, the Audit Committee
will be comprised of Mr. McHugh, Mr. Moon, and Mr. Thomas M. Mercer, Jr.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     UNION DRILLING, INC.

Date: February 15, 2006              By: /s/ Christopher D. Strong
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                                         Christopher D. Strong, President and
                                         Chief Executive Officer

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